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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference of our reports dated February 3, 1999, with respect to the consolidated financial statements and schedules of Time Warner Entertainment Company, L.P., Warner Communications Inc. and American Television and Communications Corporation, included in this Annual Report on Form 10-K for the year ended December 31, 1998, in each of the following:

     1. Registration Statement No. 333-69221 on Form S-8 and related prospectus; and

     2. Registration Statement No. 333-70015 on Form S-3 (prospectus also relates to and constitutes a post-effective amendment to Registration Statement No. 33-75144).

                                                ERNST & YOUNG LLP

New York, New York
March 29, 1999